SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                November 28, 2000

                            U.S. TRUCKING,INC.

             (Exact name of Registrant as specified in its Charter)

             Colorado               33-9640-LA           68-0133692
             -------------------------------------------------------
         (State or other juris-     (Commission        (IRS Employer
          diction of incorporation)  File Number)       Identification
                                                           Number)


           550 Long Point Road
           Mt. Pleasant, South Carolina                      29464
          (Address of principal executive office)          (Zip Code)


        Registrant's telephone number including area code: (843) 972-2055

                                 Not Applicable
        -----------------------------------------------------------------
         (Former name and former address, as changed since last report)


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Item 3.  Other Events

         On November 30, 2000, UST Logistics, Inc., Mencor, Inc., Prostar, Inc. and Gulf Northern Transport, Inc., U.S. Trucking, Inc.'s four operating subsidiaries filed a petition for dissolution under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court, Middle District of Florida, Jacksonville Division. The cases have been consolidated by the court. The lead case is In The Matter of Gulf Northern Transport, Inc.; docket number 00-9224-3F1.

         On November 28, 2000 the company, its subsidiaries and certain affiliates entered into a Restructure Agreement (the "Agreement") with GE Capital Corporation ("GECC") restructuring the balance of the company's obligations to GECC in connection with its accounts receivable line of credit and with GE Capital Commercial Equipment Funding in connection with an equipment loan. The respective loan balances have been consolidated into a single Term Note with a principal balance of $22,235,000, which amount is expected to be substantially reduced by the sale in the next three months of subsidiary accounts receivable and equipment collateralizing the loans. The loan is to be repaid over a three year term with a five year amortization schedule and a bullet payment on December 1, 2003 of the balance. The note bears interest at the 30-day dealer placed commercial paper rate (as published in the Wall Street Journal), plus 4.5%. Interest for the first year will be accrued and applied to the principal balance.

         Under the Agreement the company is required to pay to GECC 1.5% of the gross revenues from its trucking business and 5% of the gross revenues from non-trucking business towards payment of the Note, which amounts will be applied to the amortization payments. Additionally, 35% of net income before taxes from the company's businesses must be paid on a quarterly basis in repayment of the Note, along with certain payments in the event of a profitable sale of a Company owned business.

         The Note is secured by the company's assets and by guaranties of various affiliates of the Company.


Item 7(c).   Exhibits


         99.1.        Press Release dated December 1, 2000.

         99.2.        Restructure Agreement


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        U.S. TRUCKING, INC.


Dated:  December 1, 2000                By:/s/ Danny L. Pixler
                                        ----------------------
                                        Name:   Danny L. Pixler
                                        Title:  President



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



Exhibit Index

         No.          Exhibit

         99.1.        Press Release dated December 1, 2000.

         99.2.        Restructure Agreement




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                                               COMMISSION FILE NUMBER 33-9640-LA